UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 6, 2019

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Annual Incentive Awards. On March 6, 2019, the Compensation Committee of Wireless Telecom Group, Inc. (“the Company”) authorized the payment of annual cash bonus awards to each of the Company’s named executive officers pursuant to the Company’s Officer Incentive Compensation Plan (“Bonus Plan”). In 2018, the Compensation Committee met and established certain 2018 performance goals with respect to each participant. These performance goals include 2018 non GAAP adjusted EBITDA targets as well as individual management objectives for each participant. Upon the completion of the 2018 financial statement audit, the Compensation Committee reviewed 2018 non GAAP adjusted EBITDA and the performance of each of the named executive officers measured against their individual management objectives. Based on this review, the Compensation Committee awarded the following cash bonuses which will be paid in a lump sum:

Name	Target Bonus	Actual Bonus

Timothy Whelan,	$200,000	$188,060
Chief Executive Officer

Michael Kandell,	$100,000	$95,180
Chief Financial Officer

Daniel Monopoli,	$75,000	$68,573
Chief Technology Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: March 12, 2019	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer